February 16, 2026

Sonoco Reports Fourth Quarter and Full Year 2025 Results
Company Hosting New York Investor Day Meeting February 17th

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today reported financial results for the fourth quarter and full year ended December 31, 2025.
Summary:

•Grew fourth quarter net sales to $1.8 billion, up 29.7% from the prior-year quarter, primarily from acquisition activity
•Reported fourth quarter U.S. generally accepted accounting principles (“GAAP”) net income attributable to Sonoco of $332.2 million, up from a loss of $(43.0) million in the same period in 2024, GAAP operating profit of $520.2 million, up from $56.1 million in the same period in 2024, and diluted earnings/(loss) per share (“EPS”) attributable to Sonoco of $3.33, up from $(0.44) in the same period in 2024, primarily due to the gain on the sale of business
•Improved quarterly adjusted net income attributable to Sonoco by 5.1% year-over-year to $104.7 million, and reported adjusted diluted earnings per share of $1.05
•Achieved fourth quarter adjusted operating profit of $187 million, up 47.1%, and adjusted EBITDA of $272 million, up 10.2% from the prior-year quarter
•Generated $413 million and $690 million of operating cash flow in the fourth quarter and full year, respectively, which included $196 million in one-time taxes paid during the year on gains from the sale of the divested TFP business
•Completed the sale of the ThermoSafe business unit (“ThermoSafe”), a leading provider of temperature-assured packaging, to Arsenal Capital Partners on November 3, 2025, and received $656 million in gross cash proceeds at closing
•Reduced net debt by $965 million and $2.7 billion in the fourth quarter and full year 2025, respectively, ending the year with net leverage of approximately 3.0x. (Net debt/adjusted EBITDA)

2026 Guidance:
•Targeting full-year adjusted diluted earnings per share of $5.80 to $6.20. Full-year adjusted EBITDA is expected to be $1.25 billion to $1.35 billion. Cash flows from operating activities are expected to be $700 million to $800 million.
•The Company will continue to simplify its operating and reporting structure in 2026 and will only report its results in two segments, Consumer Packaging and Industrial Paper Packaging. The Company’s industrial plastics packaging business, which was the only remaining business in All Other, will be included in the Industrial Paper Packaging segment. The Company believes this reporting structure appropriately represents the management of its business portfolio going forward.

*Note: References in today’s news release to consolidated “net sales,” “operating profit,” and “adjusted operating profit,” and Consumer Packaging “segment operating profit” and “segment adjusted EBITDA,” along with the
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Sonoco Reports Fourth Quarter 2025 Results - Page 2
corresponding year-over-year comparable results, do not include results of the Company’s Thermoformed and Flexibles Packaging and global Trident businesses (“TFP”), which was sold in April 2025 and is accounted for as discontinued operations in periods prior to the sale.

Fourth Quarter 2025 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended			Twelve Months Ended
GAAP Results	December 31, 2025	December 31, 2024	Change	December 31, 2025	December 31, 2024	Change
Net sales[1]	$1,768	$1,363	29.7%	$7,519	$5,305	41.7%
Net sales related to discontinued operations	—	297	NM	321	1,291	(75.2)%
Operating profit[1]	520	56	827.6%	1,018	327	211.6%
Operating (loss)/profit related to discontinued operations	(19)	18	NM	644	128	403.3%
Net income/(loss) attributable to Sonoco	332	(43)	NM	1,003	164	511.8%
EPS (diluted)	3.33	(0.44)	NM	10.07	1.65	510.3%

	Three Months Ended			Twelve Months Ended
Non-GAAP Results[2]	December 31, 2025	December 31, 2024	Change	December 31, 2025	December 31, 2024	Change
Adjusted operating profit[1]	$187	$127	47.1%	$955	$573	66.6%
Adjusted EBITDA	272	247	10.2%	1,324	1,035	27.9%
Adjusted net income attributable to Sonoco	105	100	5.1%	569	486	17.1%
Adjusted EPS (diluted)	1.05	1.00	5.0%	5.71	4.89	16.8%
NM = Not Meaningful
[1]Excludes results of discontinued operations.
[2]See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable GAAP financial measures later in this release.

•Fourth quarter 2025 net sales of $1.8 billion reflect an increase of 29.7% compared to the corresponding prior-year quarter, driven by sales added from our Metal Packaging Europe, Middle East and Africa (“EMEA”) business following the December 4, 2024 acquisition of Titan Holdings I B.V. (“Eviosys”). Additionally, sales benefited from higher prices implemented to offset the effects of inflation and tariffs and from the favorable impact of foreign exchange rates.

•GAAP operating profit for the fourth quarter increased to $520 million due to the gain on the sale of ThermoSafe, operating profit from our Metal Packaging EMEA business following the Eviosys acquisition, a positive price/cost environment, solid productivity from procurement savings, production efficiencies, and fixed cost reduction initiatives. These positive factors were partially offset by the impact of divestitures and lower volume/mix.

•Effective tax rates on GAAP income from continuing operations before income taxes and adjusted income from continuing operations before income taxes, were 24.9% and 22.5%, respectively, in the fourth quarter, compared to 36.6% and 24.8%, respectively, in the same period in 2024.

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Sonoco Reports Fourth Quarter 2025 Results - Page 3
“Our Sonoco team executed well despite a difficult macroeconomic environment, delivering strong operating results, reducing net debt by approximately 40% year-over-year and lowering the Company’s net leverage ratio to approximately 3.0x,” said Howard Coker, President and Chief Executive Officer. “In addition, we substantially concluded our portfolio transformation following the successful divestiture of ThermoSafe and further simplified our Consumer Packaging segment by consolidating our global Metal Packaging and Rigid Paper Containers businesses into a single integrated structure — driven geographically — which we believe enhances our consumer go-to-market strategy, focuses our technology expertise and drives additional synergies across our global channels.”

Paul Joachimczyk, Sonoco’s Chief Financial Officer, added, “Our Consumer Packaging segment achieved record fourth quarter sales, operating profit and adjusted EBITDA while growing adjusted EBITDA margin by 110 basis points. The addition of Metal Packaging EMEA and strong results from our Metal Packaging U.S. business in the quarter drove the increase. Our Industrial Paper Packaging segment also slightly improved operating profit and adjusted EBITDA, while expanding operating profit and adjusted EBITDA margins for the ninth consecutive quarter driven by year-over-year productivity improvements.”

“Operating cash flow for 2025 was $690 million, which included $196 million in one-time taxes paid during the year on gains from the sale of the divested TFP business.”

Fourth Quarter 2025 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”), with all remaining businesses reported as All Other.

	Three Months Ended			Twelve Months Ended
Consumer	December 31, 2025	December 31, 2024	Change	December 31, 2025	December 31, 2024	Change

Net sales[1]	$1,142	$705	62.1%	$4,874	$2,532	92.5%
Segment operating profit[1]	$117	$66	77.0%	$627	$295	112.6%
Segment operating profit margin[1]	10.2%	9.4%		12.9%	11.6%
Segment Adjusted EBITDA[1,2]	$174	$100	74.9%	$837	$405	106.8%
Segment Adjusted EBITDA margin[1,2]	15.2%	14.1%		17.2%	16.0%

•Consumer segment net sales grew 62.1%, attributable to Metal Packaging EMEA following the acquisition of Eviosys, price increases implemented to offset the effects of inflation and tariffs, and the favorable impact of foreign exchange rates. These increases were partially offset by the impact of divestitures and softer volumes in the rigid paper packaging business.
•Segment operating profit and segment adjusted EBITDA grew primarily as a result of profits from Metal Packaging EMEA partially offset by the softer volumes in the rigid paper packaging business.

	Three Months Ended			Twelve Months Ended
Industrial	December 31, 2025	December 31, 2024	Change	December 31, 2025	December 31, 2024	Change

Net sales	$568	$571	—%	$2,299	$2,349	(2.1)%
Segment operating profit	$70	$69	2.3%	$312	$272	15.0%
Segment operating profit margin	12.4%	12.0%		13.6%	11.6%
Segment Adjusted EBITDA[2]	$103	$102	1.3%	$441	$397	11.0%
Segment Adjusted EBITDA margin[2]	18.2%	17.9%		19.2%	16.9%
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Sonoco Reports Fourth Quarter 2025 Results - Page 4
•Industrial segment net sales remained relatively flat at $568 million, as year-over-year price gains were offset by the loss of sales from the 2024 divestiture of two production facilities in China and modest volume declines across the segment.
•Segment operating profit margin was 12.4%, up slightly from the prior period, and adjusted EBITDA margin increased slightly to 18.2% as productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives were only partially offset by lower volume/mix.

	Three Months Ended			Twelve Months Ended
All Other	December 31, 2025	December 31, 2024	Change	December 31, 2025	December 31, 2024	Change

Net sales	$57	$88	(34.9)%	$345	$424	(18.6)%
Operating profit	$7	$5	47.6%	$51	$53	(4.6)%
Operating profit margin	13.1%	5.8%		14.7%	12.6%
Adjusted EBITDA[2]	$9	$8	10.5%	$60	$65	(8.7)%
Adjusted EBITDA margin[2]	15.3%	9.0%		17.2%	15.4%

•Net sales declined due to the divestiture of ThermoSafe along with lower volume from industrial plastics.
•Operating profit and adjusted EBITDA improved 47.6% and 10.5%, respectively, year-over-year as solid productivity from certain procurement savings, production efficiencies, and fixed cost reduction initiatives offset lower volumes from industrial plastics.
•The Company will continue to simplify its operating and reporting structure in 2026 and will only report its results in two segments, Consumer Packaging and Industrial Paper Packaging. The Company’s industrial plastics packaging business, which was the only remaining business in All Other, will be included in the Industrial Paper Packaging segment. The Company believes this reporting structure appropriately represents the management of its business portfolio going forward.

1Excludes results of discontinued operations.
2Segment and All Other adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $378 million as of December 31, 2025, compared to $443 million, including discontinued operations, as of December 31, 2024, with the decrease primarily related to changes in net working capital and net debt reduction.
•Total debt and net debt were $4.3 billion and $3.9 billion, respectively, as of December 31, 2025, reflecting decreases of $2.7 billion and $2.7 billion, respectively, compared to December 31, 2024, including discontinued operations. These decreases were primarily related to the repayment of borrowings under the Company’s term loan facility using proceeds from the sales of TFP and ThermoSafe.
•On December 31, 2025, the Company had available liquidity of $1.6 billion, comprising available borrowing capacity under its revolving credit facility of $1.3 billion and cash on hand.
•Cash flow from operating activities for the period ended December 31, 2025 was an inflow of $690 million, compared to an inflow of $834 million in the same period of 2024. The main driver of the year-over-year change in operating cash flow was the increased need for working capital during the year related to Metal Packaging EMEA.
•Capital expenditures, net of proceeds from sales of fixed assets, for 2025 were $297 million, compared to $378 million last year.
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Sonoco Reports Fourth Quarter 2025 Results - Page 5
•Free Cash Flow for 2025 was $393 million compared to $456 million 2024. Free Cash Flow is a non-GAAP financial measure. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•Dividends paid during the twelve months ended December 31, 2025 increased to $208 million compared to $203 million in the same period of the prior year.

Guidance(1)

Full-Year 2026
•Net Revenue: $7.25 billion to $7.75 billion
•Adjusted EPS(2): Adjusted to $5.80 to $6.20 per diluted share
•Adjusted EBITDA(2): $1.25 billion to $1.35 billion
•Cash flow from operating activities: $700 million to $800 million, including projected payments of taxes on gains from divestitures and restructuring costs

Commenting on Sonoco’s outlook, Joachimczyk said, “Excluding results from divested businesses in 2025, we are targeting a 20% improvement in adjusted earnings in 2026. In addition to our planned growth initiatives, we are working to achieve our financial targets by implementing a profitability performance plan which is focused on driving significant costs savings over the next three years through operational improvement, commercial excellence and structural transformation.”

Coker concluded, “Over the past several years, we have aligned and scaled our portfolio around the strengths of Sonoco’s core metal and paper consumer and industrial packaging businesses. As a result of this transformation, we significantly grew our top-line and bottom-line while expanding margins and generating significant normalized cash flow. We believe our foundation has the potential to deliver improved financial performance in 2026 and beyond. While we expect to face an uncertain market environment near term, we believe we can deliver on our strategic priorities by driving sustainable growth, further expanding margins and efficiently allocating capital by investing in ourselves through technology and innovation, maintaining a strong balance sheet and returning capital to shareholders.”
(1)Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of tariffs, trade policy and inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those related to the integration of Eviosys and described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Full year 2026 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliations of Adjusted EPS and Adjusted EBITDA guidance and net debt/Adjusted EBITDA targets to the nearest comparable GAAP measures have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

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Sonoco Reports Fourth Quarter 2025 Results - Page 6
Investor Day Conference Call Webcast
The Company is hosting an Investor Day meeting on Tuesday, February 17, 2026, at the Lotte New York Palace (455 Madison Avenue, New York, NY) starting at 8:00 a.m. Eastern Time. Management will provide prepared remarks, slide presentations and host a question-and-answer session that will review its 2025 Fourth Quarter and Full-year Results along with a discussion of strategy and financial targets. A live audio webcast of the meeting along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Tuesday, February 17, 2026, at 8:00 a.m. Eastern Time

Audience Dial-In:
To listen via telephone, please register in advance at:
https://registrations.events/direct/Q4I122820

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://events.q4inc.com/attendee/160534306

Contact Information:
Roger Schrum
Head of Investor Relations and Communications
roger.schrum@sonoco.com
843-339-6018
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Sonoco Reports Fourth Quarter 2025 Results - Page 7
About Sonoco
Sonoco (NYSE: SON) is a global leader in high-value sustainable metal and paper consumer and industrial packaging. With sales of $7.5 billion in 2025, the Company has approximately 22,000 employees working in 265 operations in 37 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of the World’s Most Admired Companies by Fortune in 2026 as well as America’s Most Trustworthy and Responsible Companies by Newsweek and USA Today’s Climate Leaders in 2025. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward- looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “achieve,” “anticipate,” “believe,” “can,” “continue,” “continuing,” “could,” “deliver,” “drive,” “enhance,” “estimate,” “expect,” “forecast,” “focus,” “future,” “goal,” “guidance,” “improvement,” “intend,” “likely,” “maintain,” “may,” “might,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “project,” “projected,” “remain,” “seek,” “should,” “strategy,” “target,” “will,” “would,” “working,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including full year 2026 outlook and the anticipated drivers thereof, capital spending in 2026, cash flow in 2026, and projected payments of taxes; the Company’s ability to deliver on its strategic priorities; the Company’s ability to improve its competitive position and drive cost savings, including through its profitability performance plan; price/cost, customer demand and volume outlook; the effectiveness of and expected benefits from the Company’s strategy and strategic initiatives, including with respect to portfolio simplification, integration and capital allocation priorities; the Company’s expectations about its integrated structure to enhance its go-to-market strategy, focus its technology expertise and drive additional synergies across its global channels; the effects of the changing macroeconomic environment, including trade policies and tariffs, market conditions and interest costs on the Company, its supply chain and its customers, and the Company’s ability to manage risks related thereto; and the Company’s ability to generate long-term shareholder value and return capital to shareholders.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.
Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the integration of the Eviosys operations, divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the Eviosys acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Eviosys acquisition on relationships with clients and other third parties; lower-than-projected financial performance of the Company’s European business, including as a result of loss or reduction in business from key customers, changes in our pricing model, or adverse changes in the macroeconomic or competitive environment in European markets; risks related to the impairment of goodwill and other intangible; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of changes in tariff or other trade policies or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine, as well as the economic sanctions related thereto, and uncertainty in the Middle East), and the Company’s ability to continue to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, changes related to tariffs or other trade policies and global regulations, as well as the overall uncertainty surrounding international trade relations;
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Sonoco Reports Fourth Quarter 2025 Results - Page 8
fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the impact of changing laws and regulations, in the United States, on the Company; the Company’s ability to meet its environmental, sustainability and similar goals and other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.
References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports Fourth Quarter 2025 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$1,767,976	$1,363,276	$7,518,753	$5,305,365
Cost of sales	1,420,878	1,080,303	5,944,340	4,166,132
Gross profit	347,098	282,973	1,574,413	1,139,233
Selling, general and administrative expenses	213,376	220,479	862,180	723,833
Restructuring/Asset impairment (income)/charges, net	(5,506)	10,248	66,215	65,370
Gain/(Loss) on divestiture of business and other assets	381,014	3,840	371,717	(23,452)
Operating profit	520,242	56,086	1,017,735	326,578
Non-operating pension costs	3,058	3,431	12,215	13,842
Interest expense	51,848	53,138	233,485	172,620
Interest income	4,443	15,794	20,547	27,570
Other expense, net	(6,864)	(110,067)	(27,481)	(104,200)
Income/(Loss) from continuing operations before income taxes	462,915	(94,756)	765,101	63,486
Provision for/(Benefit from) income taxes	115,222	(34,637)	183,586	5,509
Income/(Loss) before equity in earnings of affiliates	347,693	(60,119)	581,515	57,977
Equity in earnings of affiliates, net of tax	2,312	3,370	9,523	9,588
Net income/(loss) from continuing operations	350,005	(56,749)	591,038	67,565
Net (loss)/income from discontinued operations	(17,372)	13,256	412,348	96,375
Net income/(loss)	332,633	(43,493)	1,003,386	163,940
Net (income)/loss from continuing operations attributable to noncontrolling interests	(392)	579	(375)	180
Net income from discontinued operations attributable to noncontrolling interests	—	(46)	—	(171)
Net income/(loss) attributable to Sonoco	$332,241	$(42,960)	$1,003,011	$163,949

Weighted average common shares outstanding – diluted	99,729	98,700	99,571	99,290

Diluted earnings/(loss) from continuing operations per common share	$3.50	$(0.57)	$5.93	$0.68
Diluted (loss)/earnings from discontinued operations per common share	(0.17)	0.13	4.14	0.97
Diluted earnings/(loss) attributable to Sonoco per common share	$3.33	$(0.44)	$10.07	$1.65
Dividends per common share	$0.53	$0.52	$2.11	$2.07

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Sonoco Reports Fourth Quarter 2025 Results - Page 10

CONDENSED STATEMENTS OF INCOME FOR DISCONTINUED OPERATIONS (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net sales	$—	$296,663	$320,678	$1,291,461
Cost of sales	—	239,769	250,854	1,037,196
Gross profit	—	56,894	69,824	254,265
Selling, general, and administrative expenses	—	39,517	31,607	122,488
Restructuring/Asset impairment (income)/charges, net	—	(195)	426	3,740
(Loss)/Gain on divestiture of business	(19,140)	—	606,633	—
Operating (loss)/profit	(19,140)	17,572	644,424	128,037
Other expense, net	—	—	(182)	—
Interest expense	—	10,373	24,911	13,396
Interest income	—	316	281	1,668
(Loss)/Income from discontinued operations before income taxes	(19,140)	7,515	619,612	116,309
(Benefit from)/Provision for income taxes	(1,768)	(5,741)	207,264	19,934
Net (loss)/income from discontinued operations	(17,372)	13,256	412,348	96,375
Net income from discontinued operations attributable to noncontrolling interests	—	(46)	—	(171)
Net (loss)/income attributable to discontinued operations	$(17,372)	$13,210	$412,348	$96,204
Weighted average common shares outstanding – diluted	99,729	98,700	99,571	99,290
Diluted (loss)/earnings from discontinued operations per common share	$(0.17)	$0.13	$4.14	$0.97

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Sonoco Reports Fourth Quarter 2025 Results - Page 11

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales:
Consumer Packaging	$1,142,419	$704,834	$4,874,291	$2,531,852
Industrial Paper Packaging	568,316	570,576	2,299,233	2,349,488
Total reportable segments	1,710,735	1,275,410	7,173,524	4,881,340
All Other	57,241	87,866	345,229	424,025
Net sales	$1,767,976	$1,363,276	$7,518,753	$5,305,365

Operating profit:
Consumer Packaging	$116,811	$65,997	$626,920	$294,832
Industrial Paper Packaging	70,242	68,646	312,454	271,654
Segment operating profit	187,053	134,643	939,374	566,486
All Other	7,476	5,066	50,813	53,278
Corporate
Restructuring/Asset impairment income/(charges), net	5,506	(10,248)	(66,215)	(65,370)
Amortization of acquisition intangibles	(47,243)	(25,599)	(182,431)	(78,595)
Gain/(Loss) on divestiture of business	381,014	3,840	371,717	(23,452)
Acquisition, integration, and divestiture-related costs	(6,413)	(48,400)	(54,158)	(91,600)
Other corporate costs	(7,585)	(12,585)	(35,242)	(46,675)
Other operating income/(charges), net	434	9,369	(6,123)	12,506
Operating profit	$520,242	$56,086	$1,017,735	$326,578

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Sonoco Reports Fourth Quarter 2025 Results - Page 12

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	December 31, 2025	December 31, 2024

Net income	$1,003,386	$163,940
Net (gain)/loss on divestiture of business, disposition of assets, and asset impairments	(988,449)	34,412
Depreciation and amortization	519,356	374,859
Pension and postretirement plan contributions, net of non-cash expense	(4,438)	(2,156)
Changes in working capital	(70,563)	128,109
Changes in tax accounts	103,226	(66,984)
Other operating activity	127,264	201,665
Net cash provided by operating activities	689,782	833,845

Purchases of property, plant and equipment, net	(297,055)	(377,586)
Proceeds from the sale of business, net	2,470,145	80,996
Cost of acquisitions, net of cash acquired*	16,528	(3,793,569)
Net debt (repayments)/proceeds	(2,763,976)	3,890,785
Cash dividends	(208,106)	(203,492)
Payments for share repurchases	(10,930)	(9,246)
Other inflow/(outflow), including effects of exchange rates on cash	38,950	(130,610)
Net (decrease)/increase in cash and cash equivalents	(64,662)	291,123
Cash and cash equivalents at beginning of period	443,060	151,937
Cash and cash equivalents at end of period	$378,398	$443,060
*During 2025, the Company received $16,528 in a final net working capital settlement related to the acquisition of Eviosys.

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Sonoco Reports Fourth Quarter 2025 Results - Page 13

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$378,398	$431,010
Trade accounts receivable, net of allowances	842,810	907,526
Other receivables	178,755	175,877
Inventories	1,121,009	1,016,139
Prepaid expenses	125,352	197,134
Current assets of discontinued operations	—	450,874
Total Current Assets	2,646,324	3,178,560
Property, plant and equipment, net	2,797,800	2,718,747
Goodwill	2,511,611	2,525,657
Other intangible assets, net	2,683,474	2,586,698
Right of use asset-operating leases	307,450	307,688
Deferred income taxes and other assets	215,675	226,130
Noncurrent assets of discontinued operations	—	964,310
Total Assets	$11,162,334	$12,507,790
Liabilities and Equity
Current Liabilities:
Payable to suppliers, accrued expenses and other payables	$1,861,904	$1,734,955
Notes payable and current portion of long-term debt	537,952	2,054,525
Accrued taxes	128,821	6,755
Current liabilities of discontinued operations	—	242,056
Total Current Liabilities	2,528,677	4,038,291
Long-term debt, net of current portion	3,788,973	4,985,496
Noncurrent operating lease liabilities	263,192	258,735
Pension and other postretirement benefits	177,976	180,827
Deferred income taxes and other liabilities	771,684	644,317
Noncurrent liabilities of discontinued operations	—	113,911
Total Liabilities	7,530,502	10,221,577
Total Equity	3,631,832	2,286,213
Total Liabilities and Equity	$11,162,334	$12,507,790

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Sonoco Reports Fourth Quarter 2025 Results - Page 14
NON-GAAP FINANCIAL MEASURES

The Company’s results, determined in accordance with U.S. generally accepted accounting principles, are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (referred to as “non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “Adjusted” (for example, “Adjusted Operating Profit,” “Adjusted Net Income Attributable to Sonoco,” and “Adjusted Diluted EPS”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects where applicable, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.
In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA, Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin, Net Debt and Net Leverage. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Segment Adjusted EBITDA is defined as segment operating profit plus depreciation and amortization expense and equity in earnings of affiliates, net of tax. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by segment net sales. Net Debt is defined as the total of the Company’s short and long-term debt less cash and cash equivalents. Net Leverage is defined as the Company’s Net Debt divided by Adjusted EBITDA.
Segment Adjusted EBITDA is reconciled to the closest GAAP measure of segment profitability, segment operating profit as the Company does not calculate net income by segment. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - “Segment Reporting,” as prescribed by the Financial Accounting Standards Board.
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and All Other, except for costs related to discontinued operations.
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Sonoco Reports Fourth Quarter 2025 Results - Page 15
The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.
The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.
Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.
To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.
Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

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Sonoco Reports Fourth Quarter 2025 Results - Page 16
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the three-month periods ended December 31, 2025 and December 31, 2024.
Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the three-month period ended December 31, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$520,242	$462,915	$115,222	$332,241	$3.33
Acquisition, integration and divestiture-related costs[2]	6,413	6,386	872	5,514	0.06
Changes in LIFO inventory reserves	(1,697)	(1,697)	(29)	(1,668)	(0.02)
Amortization of acquisition intangibles	47,243	47,243	10,031	37,212	0.37
Restructuring/Asset impairment (income)/charges, net	(5,506)	(5,495)	690	(6,201)	(0.06)
Gain on divestiture of business[3]	(381,014)	(381,014)	(77,758)	(285,884)	(2.87)
Non-operating pension costs	—	3,058	733	2,325	0.02
Net losses from derivatives	490	490	118	372	0.01
Other adjustments[4]	773	773	(20,033)	20,806	0.21
Total adjustments	(333,298)	(330,256)	(85,376)	(227,524)	(2.28)
Adjusted	$186,944	$132,659	$29,846	$104,717	$1.05
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $(19,140), $(19,140) and $(1,768), respectively.
2 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys, the April 2025 divestiture of TFP and the November 2025 divestiture of ThermoSafe.
3 Gain on divestiture of business associated with Operating Profit primarily consists of the gain on the sale of ThermoSafe. Net Income Attributable to Sonoco reflects the after-tax impact of the gain on the sale of ThermoSafe and the net working capital settlement for TFP.
4 Other adjustments include discrete tax items primarily related to an adjustment of $10,479 arising from the initial integration of the acquired SMP EMEA’s legal entity structure, as well as the recording of a deferred tax liability of $11,449 related to the foreign exchange effects on undistributed earnings of SMP EMEA not considered to be indefinitely reinvested.

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Sonoco Reports Fourth Quarter 2025 Results - Page 17

	For the three-month period ended December 31, 2024
Dollars in thousands, except per share data	Operating Profit	(Loss)/Income from Continuing Operations Before Income Taxes	(Benefit from)/Provision for Income Taxes	Net (Loss)/ Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$56,086	$(94,756)	$(34,637)	$(42,960)	$(0.44)
Acquisition, integration and divestiture-related costs[2]	48,400	51,786	11,622	51,537	0.52
Changes in LIFO inventory reserves	(6,066)	(6,066)	(1,521)	(4,545)	(0.05)
Amortization of acquisition intangibles	25,599	25,599	6,075	24,182	0.24
Restructuring/Asset impairment charges, net	10,248	10,248	2,445	7,923	0.08
Gain on divestiture of business	(3,840)	(3,840)	39	(3,879)	(0.04)
Other expenses, net[3]	—	110,067	27,670	82,397	0.83
Non-operating pension costs	—	3,431	819	2,612	0.03
Net gains from derivatives	(3,243)	(3,243)	(810)	(2,433)	(0.02)
Other adjustments[4]	(60)	(60)	11,382	(15,166)	(0.15)
Total adjustments	71,038	187,922	57,721	142,628	1.44
Adjusted	$127,124	$93,166	$23,084	$99,668	$1.00
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $17,572, $7,515 and $(5,741), respectively.
2 Acquisition, integration and divestiture-related costs include net interest expense totaling $3,386, which is related to the pre-acquisition debt issuance associated with the financing of the Eviosys acquisition. This net interest expense is included in “Interest expense” in the Company’s Consolidated Statements of Income.
3 Other expenses, net primarily relate to remeasurement loss on Euro denominated cash held by the Company to close the Eviosys acquisition.
4 Other adjustments include discrete tax items primarily due to a $9,864 reduction in reserves for uncertain tax positions following the expiration of the applicable statute of limitations and a $5,796 tax benefit due to the recording of a deferred tax asset on the outside basis of certain held-for-sale entities, partially offset by an adjustment for hurricane-related insurance deductible losses.

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Sonoco Reports Fourth Quarter 2025 Results - Page 18

Adjusted EBITDA[1]
	Three Months Ended
Dollars in thousands	December 31, 2025	December 31, 2024

Net income/(loss) attributable to Sonoco	$332,241	$(42,960)
Adjustments:
Interest expense	51,848	63,512
Interest income	(4,443)	(16,110)
Provision for/(Benefit from) income taxes	113,454	(40,378)
Depreciation and amortization	136,733	104,168
Non-operating pension costs	3,058	3,431
Net income/(loss) attributable to noncontrolling interests	392	(533)
Restructuring/Asset impairment (income)/charges, net	(5,506)	10,053
Changes in LIFO inventory reserves	(1,697)	(6,066)
Gain on divestiture of business	(361,874)	(3,840)
Acquisition, integration and divestiture-related costs	6,413	63,330
Other income, net	—	110,067
Net loss/(gain) from derivatives	490	(3,243)
Other non-GAAP adjustments	773	5,301
Adjusted EBITDA	$271,882	$246,732

Net Sales	$1,767,976	$1,363,276
Net sales related to discontinued operations	$—	$296,663
1Adjusted EBITDA is calculated on a total Company basis, including both continuing operations and discontinued operations.

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Sonoco Reports Fourth Quarter 2025 Results - Page 19

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended December 31, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$116,811	$70,242	$7,476	$325,713	$520,242
Adjustments:
Depreciation and amortization[1]	57,443	30,763	1,284	47,243	136,733
Other expense[2]	—	—	—	(6,864)	(6,864)
Equity in earnings of affiliates, net of tax	(83)	2,395	—	—	2,312
Restructuring/Asset impairment (income), net[3]	—	—	—	(5,506)	(5,506)
Changes in LIFO inventory reserves[4]	—	—	—	(1,697)	(1,697)
Acquisition, integration and divestiture-related costs[5]	—	—	—	6,413	6,413
Gain on divestiture of business[6]	—	—	—	(381,014)	(381,014)
Net loss from derivatives[7]	—	—	—	490	490
Other non-GAAP adjustments	—	—	—	773	773
Segment Adjusted EBITDA	$174,171	$103,400	$8,760	$(14,449)	$271,882

Net Sales	$1,142,419	$568,316	$57,241
Segment Operating Profit Margin	10.2%	12.4%	13.1%
Segment Adjusted EBITDA Margin	15.2%	18.2%	15.3%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $42,040, the Industrial segment of $5,180, and All Other of $23.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment (income)/charges associated with the Consumer segment of $16,464, and the Industrial segment of $(23,637) and All Other of $32.
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(693) and the Industrial segment of $(1,004).
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $(510) and the Industrial segment of $95.
6Included in Corporate is a gain of $(381,014) from the divestiture of ThermoSafe, part of All Other.
7Included in Corporate are net losses from derivatives associated with the Consumer segment of $46, the Industrial segment of $425, and All Other of $19.

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Sonoco Reports Fourth Quarter 2025 Results - Page 20

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended December 31, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$65,997	$68,646	$5,066	$(83,623)	$56,086
Adjustments:
Depreciation and amortization[1]	33,649	30,017	2,864	25,599	92,129
Equity in earnings of affiliates, net of tax	(50)	3,420	—	—	3,370
Restructuring/Asset impairment charges, net[2]	—	—	—	10,248	10,248
Changes in LIFO inventory reserves[3]	—	—	—	(6,066)	(6,066)
Acquisition, integration and divestiture-related costs[4]	—	—	—	48,400	48,400
Gain on divestiture of business and other assets[5]	—	—	—	(3,840)	(3,840)
Net gains from derivatives[6]	—	—	—	(3,243)	(3,243)
Other non-GAAP adjustments	—	—	—	(60)	(60)
Segment Adjusted EBITDA	$99,596	$102,083	$7,930	$(12,585)	$197,024

Net Sales	$704,834	$570,576	$87,866
Segment Operating Profit Margin	9.4%	12.0%	5.8%
Segment Adjusted EBITDA Margin	14.1%	17.9%	9.0%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $18,936, the Industrial segment of $6,451, and All Other of $212.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $2,597, the Industrial segment of $(215), and All Other of $72.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(6,168) and the Industrial segment of $102.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $9,195 and the Industrial segment of $59.
5Included in Corporate are losses from the divestiture of business associated with the Industrial segment of $(4,358) related to the sale of two production facilities in China and All Other of $517 related to the sale of the Protective Solutions business (“Protexic”).
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(577), the Industrial segment of $(2,546), and All Other of $(120).
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Sonoco Reports Fourth Quarter 2025 Results - Page 21
YEAR-TO-DATE RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the years ended December 31, 2025 and December 31, 2024.
Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the twelve-month period ended December 31, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$1,017,735	$765,101	$183,586	$1,003,011	$10.07
Acquisition, integration and divestiture-related costs[2]	54,158	54,131	12,006	51,791	0.52
Changes in LIFO inventory reserves	58	58	404	(346)	—
Amortization of acquisition intangibles	182,431	182,431	39,617	142,601	1.43
Restructuring/Asset impairment charges, net	66,215	66,226	17,204	48,908	0.49
Gain on divestiture of business[3]	(371,717)	(371,717)	(49,303)	(729,590)	(7.33)
Non-operating pension costs	—	12,215	2,923	9,292	0.09
Net losses from derivatives	1,730	1,730	424	1,306	0.01
Other adjustments[4]	4,335	4,335	(34,489)	41,870	0.43
Total adjustments	(62,790)	(50,591)	(11,214)	(434,168)	(4.36)
Adjusted	$954,945	$714,510	$172,372	$568,843	$5.71
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $644,424, $619,612, and $207,264, respectively.
2 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys, the April 2025 divestiture of TFP and the November 2025 divestiture of ThermoSafe.
3 Gain on divestiture of business associated with Operating Profit primarily consists of the gain on the sale of ThermoSafe. Net Income Attributable to Sonoco reflects the after-tax impact of the gains on the sales of both ThermoSafe and TFP.
4 Other adjustments to the provision for income taxes include the following: an expense related to the initial integration of the acquired Sonoco Metal Packaging EMEA legal entity structure of $10,479; a deferred tax liability related to the foreign exchange effects on undistributed earnings of Sonoco Metal Packaging EMEA not considered to be indefinitely reinvested of $10,289; provision-to-return and deferred remeasurement adjustments related to the divested TFP business of $5,998; and other net unfavorable tax items totaling $7,723. The impact of other adjustments on net income attributable to Sonoco primarily include items discussed herein.
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Sonoco Reports Fourth Quarter 2025 Results - Page 22

	For the twelve-month period ended December 31, 2024
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$326,578	$63,486	$5,509	$163,949	$1.65
Acquisition, integration and divestiture-related costs[2]	91,600	125,169	24,281	115,602	1.16
Changes in LIFO inventory reserves	(6,263)	(6,263)	(1,570)	(4,693)	(0.05)
Amortization of acquisition intangibles	78,595	78,595	19,170	75,614	0.76
Restructuring/Asset impairment charges, net	65,370	65,370	13,384	55,181	0.56
Loss on divestiture of business	23,452	23,452	1,499	21,953	0.22
Other expenses, net[3]	—	104,200	27,670	76,530	0.77
Non-operating pension costs	—	13,842	3,412	10,430	0.11
Net gains from derivatives	(7,225)	(7,225)	(1,811)	(5,414)	(0.05)
Other adjustments[4]	982	982	20,566	(23,349)	(0.24)
Total adjustments	246,511	398,122	106,601	321,854	3.24
Adjusted	$573,089	$461,608	$112,110	$485,803	$4.89
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $128,037, $116,309, and $19,934, respectively.
2 Acquisition, integration and divestiture-related costs include losses on treasury lock derivative instruments, amortization of financing fees and pre-acquisition net interest expenses totaling $33,569 related to debt instruments associated with the financing of the Eviosys acquisition. These costs are included in “Interest expense” in the Company’s Consolidated Statements of Income.
3 Other expenses, net primarily relates to remeasurement loss on Euro denominated cash held by the Company to close the Eviosys acquisition.
4 Other adjustments include discrete tax items primarily related to a $12,638 adjustment to deferred taxes from a post-acquisition restructuring of the partitions business, a $9,864 reduction in reserves for uncertain tax positions following the expiration of the applicable statute of limitations and a $5,796 tax benefit due to the recording of a deferred tax asset on the outside basis of certain held-for-sale entities, partially offset by an adjustment for hurricane-related insurance deductible losses.

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Sonoco Reports Fourth Quarter 2025 Results - Page 23

Adjusted EBITDA[1]
	Twelve Months Ended
Dollars in thousands	December 31, 2025	December 31, 2024

Net income attributable to Sonoco	$1,003,011	$163,949
Adjustments:
Interest expense	258,396	186,015
Interest income	(20,828)	(29,238)
Provision for income taxes	390,850	25,443
Depreciation and amortization	519,356	374,859
Non-operating pension costs	12,215	13,842
Net income/(loss) attributable to noncontrolling interests	375	(9)
Restructuring/Asset impairment charges, net	66,641	69,110
Changes in LIFO inventory reserves	58	(6,263)
(Gain)/Loss on divestiture of business	(978,350)	23,452
Acquisition, integration and divestiture-related costs	66,834	110,883
Other income, net	—	104,200
Net loss/(gain) from derivatives	1,730	(7,225)
Other non-GAAP adjustments	3,722	6,154
Adjusted EBITDA	$1,324,010	$1,035,172

Net Sales	$7,518,753	$5,305,365
Net sales related to discontinued operations	$320,678	$1,291,461
1Adjusted EBITDA is calculated on a total Company basis, including both continuing and discontinued operations.

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Sonoco Reports Fourth Quarter 2025 Results - Page 24
The following tables reconcile segment operating profit, the closest GAAP measure of profitability, to segment adjusted EBITDA.

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Twelve Months Ended December 31, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$626,920	$312,454	$50,813	$27,548	$1,017,735
Adjustments:
Depreciation and amortization[1]	209,618	118,889	8,729	182,431	519,667
Other expense[2]	—	—	—	(27,481)	(27,481)
Equity in earnings of affiliates, net of tax	226	9,297	—	—	9,523
Restructuring/Asset impairment charges, net[3]	—	—	—	66,215	66,215
Changes in LIFO inventory reserves[4]	—	—	—	58	58
Acquisition, integration and divestiture-related costs[5]	—	—	—	54,158	54,158
Gain on divestiture of business[6]	—	—	—	(371,717)	(371,717)
Net loss from derivatives[7]	—	—	—	1,730	1,730
Other non-GAAP adjustments	—	—	—	4,335	4,335
Segment Adjusted EBITDA	$836,764	$440,640	$59,542	$(62,723)	$1,274,223

Net Sales	$4,874,291	$2,299,233	$345,229
Segment Operating Profit Margin	12.9%	13.6%	14.7%
Segment Adjusted EBITDA Margin	17.2%	19.2%	17.2%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $160,272, the Industrial segment of $21,585, and All Other of $574.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $54,200, the Industrial segment of $8,307, and All Other of $5.
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $1,062 and the Industrial segment of $(1,004).
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $21,992 and the Industrial segment of $623.
6Included in Corporate are net gains on divestiture of businesses associated with All Other of $(378,014) from the sale of ThermoSafe and a gain associated with the Industrial segment of $(1,207) from the sale of a production facility in France. These gains were partially offset by losses of $5,390 related to the sale of the Company’s operations in Venezuela and $2,114 from the sale of a recycling facility in Asheville, North Carolina, both part of the Industrial segment.
7Included in Corporate are net losses from derivatives associated with the Consumer segment of $166, the Industrial segment of $1,497, and All Other of $67.

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Sonoco Reports Fourth Quarter 2025 Results - Page 25

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Twelve Months Ended December 31, 2024
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$294,832	$271,654	$53,278	$(293,186)	$326,578
Adjustments:
Depreciation and amortization[1]	109,355	116,149	11,962	78,595	316,061
Equity in earnings of affiliates, net of tax	365	9,223	—	—	9,588
Restructuring/Asset impairment charges, net[2]	—	—	—	65,370	65,370
Changes in LIFO inventory reserves[3]	—	—	—	(6,263)	(6,263)
Acquisition, integration and divestiture-related costs[4]	—	—	—	91,600	91,600
Loss on divestiture of business and other assets[5]	—	—	—	23,452	23,452
Net gains from derivatives[6]	—	—	—	(7,225)	(7,225)
Other non-GAAP adjustments	—	—	—	982	982
Segment Adjusted EBITDA	$404,552	$397,026	$65,240	$(46,675)	$820,143

Net Sales	$2,531,852	$2,349,488	$424,025
Segment Operating Profit Margin	11.6%	11.6%	12.6%
Segment Adjusted EBITDA Margin	16.0%	16.9%	15.4%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $52,144, the Industrial segment of $25,619, and All Other of $832.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $19,259, the Industrial segment of $33,923, and All Other of $1,434.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $(5,780) and the Industrial segment of $(483).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $9,052 and the Industrial segment of $(3,600).
5Included in Corporate are net losses from the divestiture of businesses within the Industrial segment of $24,357, including a loss of $25,607 from the sale of two production facilities in China, partially offset by a gain of $(1,250) from the sale of the S3 business, and a gain on divestiture of businesses associated with All Other of $(905) related to the sale of Protexic.
6Included in Corporate are net gains from derivatives associated with the Consumer segment of $(1,202), the Industrial segment of $(5,174), and All Other of $(849).

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Sonoco Reports Fourth Quarter 2025 Results - Page 26
FREE CASH FLOW
The reconciliation of the GAAP measure “Net cash provided by operating activities” to the non-GAAP measure “Free cash flow” is set forth in the table below:

	Twelve Months Ended
	December 31, 2025	December 31, 2024

Net cash provided by operating activities	$689,782	$833,845
Purchases of property, plant and equipment	(344,023)	(393,235)
Proceeds from the sale of assets, net	46,968	15,649
Net capital expenditures	(297,055)	(377,586)
Free cash flow	$392,727	$456,259

NET LEVERAGE
The reconciliation of the GAAP measure “Total Debt” to the non-GAAP measure of “Net Debt,” along with the inputs for calculating “Net Leverage” are set forth in the table below:

December 31, 2025

Total Debt	$4,326,925
Less: Cash	378,398
Net Debt	$3,948,527

Adjusted EBITDA[1]	$1,324,010

Net Leverage	3.0
1 The reconciliation of the GAAP measure “Net income attributable to Sonoco” to the non-GAAP measure “Adjusted EBITDA” is provided herein.